EVERCORE

EVERCORE REPORTS SECOND QUARTER 2013 RESULTS

QUARTERLY DIVIDEND OF $0.22 PER SHARE

Highlights

•	Second Quarter Financial Summary

•	U.S. GAAP Net Revenues of $207.4 million, up 20% and 37% compared to Q2 2012 and Q1 2013, respectively

•	U.S. GAAP Net Income of $16.4 million, or $0.44 per share, up 107% and 175% compared to Q2 2012 and Q1 2013, respectively

•	Adjusted Pro Forma Net Revenues of $206.8 million, up 20% and 35% compared to Q2 2012 and Q1 2013, respectively

•	Adjusted Pro Forma Net Income of $29.5 million, or $0.65 per share, up 39% and 75% compared to Q2 2012 and Q1 2013, respectively

•	Year-to-Date Financial Summary

•	U.S. GAAP Net Revenues of $358.9 million, up 30% compared to the same period in 2012

•	U.S. GAAP Net Income of $22.4 million, or $0.59 per share, up 390% compared to the same period in 2012

•	Adjusted Pro Forma Net Revenues of $360.1 million, up 30% compared to the same period in 2012

•	Adjusted Pro Forma Net Income of $46.4 million, or $1.01 per share, up 82% compared to the same period in 2012

•	Investment Banking

•	Announced the hiring of three new Senior Managing Directors

•	Continue to advise on many of the leading transactions in the marketplace, including:

•	Advised McMoRan Exploration on its merger with Freeport-McMoRan Copper & Gold

•	Advised Clearwire on Sprint’s acquisition of the ~50% of Clearwire that it does not already own

•	Advised R.L. Polk on its sale to IHS

•	Advising EP Energy on its sale of assets to Atlas Energy and Atlas Resource Partners and on its sale of Arklatex properties to WildHorse Resources II

•	Investment Management

•	Raised $201 million Private Equity Fund in Mexico

•	Assets Under Management in consolidated businesses were $13.6 billion

•	Repurchased 1,543,000 shares/units during the quarter at an average price of $37.11

•	Quarterly dividend of $0.22 per share

NEW YORK, July 24, 2013 – Evercore Partners Inc. (NYSE: EVR) today announced that its U.S. GAAP Net Revenues were $207.4 million for the quarter ended June 30, 2013, compared to $172.5 million and $151.4 million for the quarters ended June 30, 2012 and March 31, 2013, respectively. U.S. GAAP Net Revenues were $358.9 million for the six months ended June 30, 2013, compared to $275.3 million for the six months ended June 30, 2012. U.S. GAAP Net Income Attributable to Evercore Partners Inc. was $16.4 million, or $0.44 per share, for the second quarter, compared to $7.9 million, or $0.25 per share, a year ago and $6.0 million, or $0.16 per share, last quarter. U.S. GAAP Net Income Attributable to Evercore Partners Inc. was $22.4 million, or $0.59 per share, for the six months ended June 30, 2013, compared to $4.6 million, or $0.14 per share, for the same period last year.

Adjusted Pro Forma Net Revenues were $206.8 million for the quarter ended June 30, 2013, compared with $172.1 million and $153.4 million for the quarters ended June 30, 2012 and March 31, 2013, respectively. Adjusted Pro Forma Net Revenues were $360.1 million for the six months ended June 30, 2013, compared with $277.6 million for the six months ended June 30, 2012. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $29.5 million, or $ 0.65 per share, for the second quarter, compared to $21.2 million, or $0.49 per share, a year ago and $16.8 million, or $0.37 per share, last quarter. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $46.4 million, or $1.01 per share, for the six months ended June 30, 2013, compared to $25.5 million, or $0.58 per share, for the same period last year.

The U.S. GAAP compensation ratio for the three months ended June 30, 2013, June 30, 2012 and March 31, 2013 was 63.5%, 66.3% and 67.4%, respectively. The U.S. GAAP trailing twelve-month compensation ratio of 64.6% compares to 69.6% for the twelve months ended June 30, 2012 and 65.4% for the twelve months ended March 31, 2013. The Adjusted Pro Forma compensation ratio for the current quarter was 58.9%, compared to 59.7% for the quarters ended June 30, 2012 and March 31, 2013. The Adjusted Pro Forma compensation ratio for the trailing twelve months was 59.0%, compared to 60.1% for the same period in 2012 and 59.2% for the twelve months ended March 31, 2013.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“Our quarterly results reflect the continuing market share gains by our firm, as our independent advisory model is increasingly embraced by corporate leaders, private equity firms, Boards of Directors and large institutional investors. Our net revenues exceeded $200 million for the second time in our history, and this was the second strongest quarter in our history by most important measures,” said Ralph Schlosstein, President and Chief Executive Officer. “Each of our businesses performed well in the second quarter. Completed M&A assignments and capital markets advisory assignments contributed to our strong second quarter Investment Banking results, reflecting both the large number of assignments completed and the return of transactions generating larger fees. Investment Management benefited significantly from the closing of a $201 million private equity fund in Mexico and investment performance continued to be solid at each of our key platforms. We delivered strong shareholder performance as operating margins were 24.7%, and we returned more than $65.5 million to shareholders, repurchasing more than 1.5 million shares and units and paying dividends of $8.3 million in the quarter.”

“Evercore delivered strong Investment Banking results in this quarter. Our revenues of $180 million represent the second best quarterly results in our history, earning fees of $1 million or more from 38 clients and completing 18 underwriting transactions. We are consistently adding new talent to the firm, and did so again this quarter. We launched a Private Capital Advisory business, to be led by Nigel Dawn, and announced the addition of Scott Kamran to our Technology team and Keith Magnus, who will join us to open an office in Singapore, serving clients in Singapore and Southern Asia. Finally, overall, we expect Evercore’s investment banking market share to increase again.” said Roger Altman, Executive Chairman.

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012	% Change
	(dollars in thousands)
Net Revenues	$207,446	$151,422	$172,497	37%	20%	$358,868	$275,295	30%
Operating Income	$38,062	$14,944	$21,195	155%	80%	$53,006	$9,052	486%
Net Income Attributable to Evercore Partners Inc.	$16,426	$5,969	$7,934	175%	107%	$22,395	$4,566	390%
Diluted Earnings Per Share	$0.44	$0.16	$0.25	175%	76%	$0.59	$0.14	321%
Compensation Ratio	63.5%	67.4%	66.3%			65.2%	70.8%
Operating Margin	18.3%	9.9%	12.3%			14.8%	3.3%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.		Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012	% Change
	(dollars in thousands)
Net Revenues	$206,761	$153,354	$172,115	35%	20%	$360,115	$277,636	30%
Operating Income	$51,148	$29,995	$36,452	71%	40%	$81,143	$45,383	79%
Net Income Attributable to Evercore Partners Inc.	$29,511	$16,846	$21,185	75%	39%	$46,357	$25,502	82%
Diluted Earnings Per Share	$0.65	$0.37	$0.49	76%	33%	$1.01	$0.58	74%
Compensation Ratio	58.9%	59.7%	59.7%			59.3%	61.0%
Operating Margin	24.7%	19.6%	21.2%			22.5%	16.3%

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and then those results are adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-11 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

A discussion of Adjusted Pro Forma revenues and expenses is presented below for the Investment Banking and Investment Management segments. Unless otherwise stated, all of the financial measures presented in this discussion are Adjusted Pro Forma measures. For a reconciliation of the Adjusted Pro Forma segment data to U.S. GAAP results, see pages A-2 to A-11 in Annex I.

Investment Banking

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$183,454	$131,383	$154,426	$314,837	$238,921
Other Revenue, net	(849)	213	(1,262)	(636)	(1,972)

Net Revenues	182,605	131,596	153,164	314,201	236,949

Expenses:
Employee Compensation and Benefits	117,451	87,869	100,754	205,320	168,983
Non-compensation Costs	30,394	27,052	29,165	57,446	56,019
Special Charges	—	—	662	—	662

Total Expenses	147,845	114,921	130,581	262,766	225,664

Operating Income	$34,760	$16,675	$22,583	$51,435	$11,285

Compensation Ratio	64.3%	66.8%	65.8%	65.3%	71.3%
Operating Margin	19.0%	12.7%	14.7%	16.4%	4.8%

	Adjusted Pro Forma
	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$180,033	$129,081	$151,397	$309,114	$236,017
Other Revenue, net	246	1,301	(187)	1,547	173

Net Revenues	180,279	130,382	151,210	310,661	236,190

Expenses:
Employee Compensation and Benefits	107,995	78,014	89,829	186,009	144,291
Non-compensation Costs	26,683	24,580	25,858	51,263	48,869

Total Expenses	134,678	102,594	115,687	237,272	193,160

Operating Income	$45,601	$27,788	$35,523	$73,389	$43,030

Compensation Ratio	59.9%	59.8%	59.4%	59.9%	61.1%
Operating Margin	25.3%	21.3%	23.5%	23.6%	18.2%

For the second quarter, Evercore’s Investment Banking segment reported Net Revenues of $180.3 million, which represents an increase of 19% year-over-year and 38% sequentially. Operating Income of $45.6 million increased by 28% from the second quarter of last year and 64% sequentially. Operating Margins were 25.3% in comparison to 23.5% for the second quarter last year. For the six months ended June 30, 2013, Investment Banking reported Net Revenues of $310.7 million, an increase of 32% from last year. Year-to-date Operating Income was $73.4 million compared to $43.0 million last year. Year-to-date Operating Margins were 23.6%, compared to 18.2% last year. The Company had 62 Investment Banking Senior Managing Directors as of June 30, 2013 as compared to 58 as of June 30, 2012.

Revenues

During the quarter, Investment Banking earned advisory fees from 157 clients (vs. 137 in Q2 2012 and 115 in Q1 2013) and fees in excess of $1 million from 38 transactions (vs. 30 in Q2 2012 and 26 in Q1 2013). For the first six months of the year, Investment Banking earned advisory fees from 214 clients (vs. 165 last year) and fees in excess of $1 million from 64 transactions (vs. 50 last year).

The Institutional Equities business contributed revenues of $9.8 million in the quarter, down 14% in comparison to the first quarter, reflecting lower levels of underwriting revenues earned in the quarter, but up 46% from the second quarter of 2012.

Expenses

Compensation costs were $108.0 million for the second quarter, an increase of 20% year-over-year and 38% sequentially. Evercore’s Investment Banking compensation ratio was 59.9% for the second quarter, versus the compensation ratio reported for the three months ended June 30, 2012 and March 31, 2013 of 59.4% and 59.8%, respectively. The trailing twelve-month compensation ratio was 59.2%, down from 60.1% a year ago and up slightly from 59.1% in the previous quarter. Year to-date compensation costs were $186.0 million, an increase of 29% from the prior year, consistent with the 31% increase in revenues.

Non-compensation costs for the current quarter were $26.7 million, up 3% from the same period last year and 9% sequentially. The increase in costs reflects continued growth of the Investment Banking business and higher levels of revenues earned. The ratio of non-compensation costs to net revenue for the current quarter was 14.8%, compared to 17.1% in the same quarter last year and 18.9% in the previous quarter. Year-to-date non-compensation costs were $51.3 million, up 5% from the prior year. The ratio of non-compensation costs to revenue for the six months ended June 30, 2013 was 16.5%, compared to 20.7% last year.

Expenses in the Institutional Equities business were $9.6 million for the second quarter, a decrease of 12% from the previous quarter, principally reflecting lower compensation consistent with lower levels of revenues earned in the period.

Investment Management

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$25,738	$21,539	$20,036	$47,277	$39,800
Other Revenue, net	(897)	(1,713)	(703)	(2,610)	(1,454)

Net Revenues	24,841	19,826	19,333	44,667	38,346

Expenses:
Employee Compensation and Benefits	14,342	14,203	13,536	28,545	26,034
Non-compensation Costs	7,197	7,354	7,185	14,551	14,545

Total Expenses	21,539	21,557	20,721	43,096	40,579

Operating Income (Loss)	$3,302	$(1,731)	$(1,388)	$1,571	$(2,233)

Compensation Ratio	57.7%	71.6%	70.0%	63.9%	67.9%
Operating Margin	13.3%	(8.7%)	(7.2%)	3.5%	(5.8%)

	Adjusted Pro Forma
	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$26,455	$22,083	$20,699	$48,538	$41,087
Other Revenue, net	27	889	206	916	359

Net Revenues	26,482	22,972	20,905	49,454	41,446

Expenses:
Employee Compensation and Benefits	13,828	13,535	12,962	27,363	24,934
Non-compensation Costs	7,107	7,230	7,014	14,337	14,159

Total Expenses	20,935	20,765	19,976	41,700	39,093

Operating Income	$5,547	$2,207	$929	$7,754	$2,353

Compensation Ratio	52.2%	58.9%	62.0%	55.3%	60.2%
Operating Margin	20.9%	9.6%	4.4%	15.7%	5.7%

For the second quarter, Investment Management reported Net Revenues and Operating Income of $26.5 million and $5.5 million, respectively. Investment Management reported a second quarter Operating Margin of 20.9%. For the six months ended June 30, 2013, Investment Management reported Net Revenues and Operating Income of $49.5 million and $7.8 million, respectively. The year-to-date Operating Margin was 15.7%, compared to 5.7% last year. As of June 30, 2013, Investment Management reported $13.6 billion of AUM, flat from the first quarter.

Revenues

Investment Management Revenue Components

	Adjusted Pro Forma
	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$7,214	$6,651	$4,906	$13,865	$9,431
Institutional Asset Management (1)	11,166	10,373	12,415	21,539	24,881
Private Equity	3,733	2,191	1,810	5,924	3,545

Total Investment Advisory and Management Fees	22,113	19,215	19,131	41,328	37,857

Realized and Unrealized Gains (Losses)
Institutional Asset Management	1,544	1,805	1,117	3,349	2,329
Private Equity	2,073	477	(301)	2,550	(608)

Total Realized and Unrealized Gains	3,617	2,282	816	5,899	1,721

Equity in Earnings of Affiliates (2)	725	586	752	1,311	1,509

Investment Management Revenues	$26,455	$22,083	$20,699	$48,538	$41,087

(1)	Management fees from Institutional Asset Management were $11.2 million, $10.4 million and $12.5 million for the three months ended June 30, 2013, March 31, 2013 and June 30, 2012, respectively, and $21.6 million and $25.1 million for the six months ended June 30, 2013 and 2012, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Equity in G5, ABS and Pan on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments. The Company’s investment in Pan was consolidated during the first quarter of 2013.

Investment Advisory and Management Fees of $22.1 million for the quarter ended June 30, 2013 increased compared to the same period a year ago, as higher fees in Wealth Management and Private Equity were partially offset by declines in Institutional Asset Management.

Realized and Unrealized Gains of $3.6 million in the quarter increased relative to the prior year and to the previous quarter; the change relative to the prior periods was driven principally by gains in Private Equity.

Equity in Earnings of Affiliates of $0.7 million in the quarter decreased relative to the prior year and increased relative to the prior quarter.

Expenses

Investment Management’s second quarter expenses were $20.9 million, up 5% compared to the second quarter of 2012 and 1% compared to the previous quarter, driven principally by higher levels of compensation, reflecting higher management fees earned. Year-to-date Investment Management expenses were $41.7 million, up 7% from a year ago.

Other U.S. GAAP Expenses

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three and six months ended June 30, 2013 was higher than U.S. GAAP as a result of the exclusion of expenses associated with the vesting of IPO equity awards and awards granted in conjunction with the Lexicon acquisition and certain business acquisition-related costs. In addition, for Adjusted Pro Forma purposes, client related expenses and expenses associated with revenue-sharing engagements with third parties have been presented as a reduction from Revenues and Non-compensation costs. Further details of these expenses, as well as an explanation of similar expenses for the three and six months ended June 30, 2012 and the three months ended March 31, 2013, are included in Annex I, pages A-2 to A-11.

Non-controlling Interests

Non-controlling Interests in certain subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these businesses range from 51% to 86%. For the periods ended June 30, 2013, March 31, 2013, and June 30, 2012 the gain (loss) allocated to non-controlling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
	(dollars in thousands)
Segment
Investment Banking (1)	$189	$395	$15	$584	$(263)
Investment Management (1)	759	112	170	871	444

Total	$948	$507	$185	$1,455	$181

(1)	The difference between the above Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to intangible amortization expense for certain acquisitions which we excluded from the Adjusted Pro Forma results.

On July 19, 2013, the Company purchased, at fair value, all of the noncontrolling interest in Evercore Trust Company for $7.9 million.

Income Taxes

For the three and six months ended June 30, 2013 and June 30, 2012, Evercore’s Adjusted Pro Forma effective tax rate was 38%.

For the three and six months ended June 30, 2013, Evercore’s U.S. GAAP effective tax rate was approximately 44% and 45%, respectively, compared to 45% and 42% for the three and six months ended June 30, 2012, respectively. The effective tax rate for U.S. GAAP purposes reflects significant adjustments relating to the tax treatment of certain compensation transactions, non-controlling interest associated with Evercore LP Units, state, local and foreign taxes, and other adjustments.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $183.8 million at June 30, 2013. Current assets exceed current liabilities by $194.4 million at June 30, 2013. Amounts due related to the Long-Term Notes Payable were $102.3 million at June 30, 2013.

During the quarter the Company repurchased approximately 1,358,000 shares and 185,000 LP units for an aggregate average cost per share/unit of $37.11.

Dividend

On July 23, 2013, the Board of Directors of Evercore declared a quarterly dividend of $0.22 per share to be paid on September 13, 2013 to common stockholders of record on August 30, 2013.

Conference Call

Evercore will host a conference call to discuss its results for the second quarter on Wednesday, July 24, 2013, at 8:00 a.m. Eastern Time with access available via the internet and telephone. Investors and analysts may participate in the live conference call by dialing (866) 202-3048 (toll-free domestic) or (617) 213-8843 (international); passcode: 14751403. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at
(888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); passcode: 86707364. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore is a leading independent investment banking advisory firm. Evercore’s Investment Banking business advises its clients on mergers, acquisitions, divestitures, restructurings, financings, public offerings, private placements and other strategic transactions and also provides institutional investors with high quality research, sales and trading execution that is free of the conflicts created by proprietary activities. Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from its offices in New York, Boston, Chicago, Minneapolis, Houston, Los Angeles, San Francisco, Washington D.C., Toronto, London, Aberdeen, Scotland, Mexico City and Monterrey, Mexico, Hong Kong and Rio de Janeiro and São Paulo, Brazil. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore
212-857-3100

Media Contact:	Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2012, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues
Investment Banking Revenue	$183,454	$154,426	$314,837	$238,921
Investment Management Revenue	25,738	20,036	47,277	39,800
Other Revenue	1,428	1,593	3,221	3,889

Total Revenues	210,620	176,055	365,335	282,610
Interest Expense (1)	3,174	3,558	6,467	7,315

Net Revenues	207,446	172,497	358,868	275,295

Expenses
Employee Compensation and Benefits	131,793	114,290	233,865	195,017
Occupancy and Equipment Rental	8,238	9,146	16,997	17,391
Professional Fees	9,418	8,272	17,270	15,328
Travel and Related Expenses	8,284	7,648	15,465	14,381
Communications and Information Services	3,424	3,028	6,844	5,816
Depreciation and Amortization	3,661	3,680	7,219	9,042
Special Charges	—	662	—	662
Acquisition and Transition Costs	—	75	58	148
Other Operating Expenses	4,566	4,501	8,144	8,458

Total Expenses	169,384	151,302	305,862	266,243

Income Before Income from Equity Method Investments and Income Taxes	38,062	21,195	53,006	9,052
Income from Equity Method Investments	1,015	719	1,771	3,104

Income Before Income Taxes	39,077	21,914	54,777	12,156
Provision for Income Taxes	17,066	9,773	24,388	5,135

Net Income	22,011	12,141	30,389	7,021
Net Income Attributable to Noncontrolling Interest	5,585	4,207	7,994	2,455

Net Income Attributable to Evercore Partners Inc.	$16,426	$7,934	$22,395	$4,566

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$16,405	$7,913	$22,353	$4,524

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	31,811	29,213	31,836	29,169
Diluted	37,501	31,664	37,738	32,106

Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.52	$0.27	$0.70	$0.16
Diluted	$0.44	$0.25	$0.59	$0.14

(1)	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, other IPO related restricted stock unit awards, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, primarily, in Employee Compensation and Benefits, resulting from the modification of Evercore LP Units, which will vest generally over a five-year period. The Adjusted Pro Forma results assume these LP Units have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units and related awards is excluded from Adjusted Pro Forma results and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of this previously granted but unvested equity, and thus the Adjusted Pro Forma results reflect the vesting of all unvested Evercore LP partnership units and IPO related restricted stock unit awards.

2.	Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges;

a.	Amortization of Intangible Assets. Amortization of intangible assets related to the Protego acquisition, the Braveheart acquisition and the acquisitions of SFS and Lexicon.

b.	Compensation Charges. Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition.

c.	Special Charges. Expenses primarily related to exiting the legacy office space in the UK.

d.	Foreign Exchange Gains / (Losses). Release of foreign exchange losses related to the consolidation of Pan, previously accounted for under the equity method.

3.	Client Related Expenses. Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables, have been classified as a reduction of revenue in the Adjusted Pro Forma presentation. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.

Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that all Evercore LP Units are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

5.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on long-term debt, which is included in interest expense on a U.S. GAAP basis.

6.	Presentation of Income from Equity Method Investments. The Adjusted Pro Forma results present Income from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net Revenues - U.S. GAAP	$207,446	$151,422	$172,497	$358,868	$275,295
Client Related Expenses (1)	(3,719)	(2,514)	(3,085)	(6,233)	(4,721)
Income from Equity Method Investments (2)	1,015	756	719	1,771	3,104
Interest Expense on Long-term Debt (3)	2,019	2,007	1,984	4,026	3,958
Foreign Exchange Losses from Pan Consolidation (4)	—	1,683	—	1,683	—

Net Revenues - Adjusted Pro Forma	$206,761	$153,354	$172,115	$360,115	$277,636

Compensation Expense - U.S. GAAP	$131,793	$102,072	$114,290	$233,865	$195,017
Amortization of LP Units and Certain Other Awards (5)	(4,814)	(5,577)	(5,147)	(10,391)	(9,795)
Acquisition Related Compensation Charges (6)	(5,156)	(4,946)	(6,352)	(10,102)	(15,997)

Compensation Expense - Adjusted Pro Forma	$121,823	$91,549	$102,791	$213,372	$169,225

Operating Income - U.S. GAAP	$38,062	$14,944	$21,195	$53,006	$9,052
Income from Equity Method Investments (2)	1,015	756	719	1,771	3,104

Pre-Tax Income - U.S. GAAP	39,077	15,700	21,914	54,777	12,156
Foreign Exchange Losses from Pan Consolidation (4)	—	1,683	—	1,683	—
Amortization of LP Units and Certain Other Awards (5)	4,814	5,577	5,069	10,391	9,811
Acquisition Related Compensation Charges (6)	5,156	4,946	6,352	10,102	15,997
Special Charges (7)	—	—	662	—	662
Intangible Asset Amortization (8a)	82	82	471	164	2,799

Pre-Tax Income - Adjusted Pro Forma	49,129	27,988	34,468	77,117	41,425
Interest Expense on Long-term Debt (3)	2,019	2,007	1,984	4,026	3,958

Operating Income - Adjusted Pro Forma	$51,148	$29,995	$36,452	$81,143	$45,383

Provision for Income Taxes - U.S. GAAP	$17,066	$7,322	$9,773	$24,388	$5,135
Income Taxes (9)	1,604	3,313	3,325	4,917	10,607

Provision for Income Taxes - Adjusted Pro Forma	$18,670	$10,635	$13,098	$29,305	$15,742

Net Income - U.S. GAAP	$22,011	$8,378	$12,141	$30,389	$7,021
Net Income Attributable to Noncontrolling Interest	5,585	2,409	4,207	7,994	2,455

Net Income Attributable to Evercore Partners Inc. - U.S. GAAP	16,426	5,969	7,934	22,395	4,566
Foreign Exchange Losses from Pan Consolidation (4)	—	1,683	—	1,683	—
Amortization of LP Units and Certain Other Awards (5)	4,814	5,577	5,069	10,391	9,811
Acquisition Related Compensation Charges (6)	5,156	4,946	6,352	10,102	15,997
Special Charges (7)	—	—	662	—	662
Intangible Asset Amortization (8a)	82	82	471	164	2,799
Income Taxes (9)	(1,604)	(3,313)	(3,325)	(4,917)	(10,607)
Noncontrolling Interest (10)	4,637	1,902	4,022	6,539	2,274

Net Income Attributable to Evercore Partners Inc. - Adjusted Pro Forma	$29,511	$16,846	$21,185	$46,357	$25,502

Diluted Shares Outstanding - U.S. GAAP	37,501	37,733	31,664	37,738	32,106
Vested Partnership Units (11a)	5,829	6,021	7,559	5,925	7,611
Unvested Partnership Units (11a)	1,441	1,441	2,926	1,441	2,953
Unvested Restricted Stock Units - Event Based (11a)	12	12	12	12	12
Acquisition Related Share Issuance (11b)	626	708	1,286	669	1,361

Diluted Shares Outstanding - Adjusted Pro Forma	45,409	45,915	43,447	45,785	44,043

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP (b)	$0.44	$0.16	$0.25	$0.59	$0.14
Diluted Earnings Per Share - Adjusted Pro Forma (b)	$0.65	$0.37	$0.49	$1.01	$0.58

Compensation Ratio - U.S. GAAP	63.5%	67.4%	66.3%	65.2%	70.8%
Compensation Ratio - Adjusted Pro Forma	58.9%	59.7%	59.7%	59.3%	61.0%

Operating Margin - U.S. GAAP	18.3%	9.9%	12.3%	14.8%	3.3%
Operating Margin - Adjusted Pro Forma	24.7%	19.6%	21.2%	22.5%	16.3%

Effective Tax Rate - U.S. GAAP	43.7%	46.6%	44.6%	44.5%	42.2%
Effective Tax Rate - Adjusted Pro Forma	38.0%	38.0%	38.0%	38.0%	38.0%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

(b)	For Earnings Per Share purposes, Net Income Attributable to Evercore Partners Inc. is reduced by $21 of accretion for the three months ended June 30, 2013, March 31, 2013 and June 30, 2012, and $42 of accretion for the six months ended June 30, 2013 and 2012, related to the Company’s noncontrolling interest in Trilantic Capital Partners.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
Net Revenues - U.S. GAAP	$725,946	$690,997	$551,257
Client Related Expenses (1)	(17,780)	(17,146)	(10,336)
Income from Equity Method Investments (2)	3,519	3,223	3,554
Interest Expense on Long-term Debt (3)	8,023	7,988	7,879
Foreign Exchange Losses from Pan Consolidation (4)	1,683	1,683	—

Net Revenues - Adjusted Pro Forma	$721,391	$686,745	$552,354

Compensation Expense - U.S. GAAP	$469,263	$451,760	$383,531
Amortization of LP Units and Certain Other Awards (5)	(21,310)	(21,643)	(20,882)
Acquisition Related Compensation Charges (6)	(22,268)	(23,464)	(30,615)

Compensation Expense - Adjusted Pro Forma	$425,685	$406,653	$332,034

Compensation Ratio - U.S. GAAP (a)	64.6%	65.4%	69.6%
Compensation Ratio - Adjusted Pro Forma (a)	59.0%	59.2%	60.1%

	Investment Banking
	Twelve Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
Net Revenues - U.S. GAAP	$642,471	$613,030	$468,718
Client Related Expenses (1)	(17,435)	(16,720)	(9,927)
Income from Equity Method Investments (2)	1,123	800	1,780
Interest Expense on Long-term Debt (3)	4,350	4,330	4,271

Net Revenues - Adjusted Pro Forma	$630,509	$601,440	$464,842

Compensation Expense - U.S. GAAP	$414,687	$397,990	$328,346
Amortization of LP Units and Certain Other Awards (5)	(18,878)	(19,151)	(18,487)
Acquisition Related Compensation Charges (6)	(22,268)	(23,464)	(30,615)

Compensation Expense - Adjusted Pro Forma	$373,541	$355,375	$279,244

Compensation Ratio - U.S. GAAP (a)	64.5%	64.9%	70.1%
Compensation Ratio - Adjusted Pro Forma (a)	59.2%	59.1%	60.1%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2013				Six Months Ended June 30, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$183,454	$(3,421	) (1)(2)	$180,033	$314,837	$(5,723	) (1)(2)	$309,114
Other Revenue, net	(849)	1,095	(3)	246	(636)	2,183	(3)	1,547

Net Revenues	182,605	(2,326)		180,279	314,201	(3,540)		310,661

Expenses:
Employee Compensation and Benefits	117,451	(9,456	) (5)(6)	107,995	205,320	(19,311	) (5)(6)	186,009
Non-compensation Costs	30,394	(3,711	) (5)(8)	26,683	57,446	(6,183	) (5)(8)	51,263

Total Expenses	147,845	(13,167)		134,678	262,766	(25,494)		237,272

Operating Income (a)	$34,760	$10,841		$45,601	$51,435	$21,954		$73,389

Compensation Ratio (b)	64.3%			59.9%	65.3%			59.9%
Operating Margin (b)	19.0%			25.3%	16.4%			23.6%

	Investment Management Segment
	Three Months Ended June 30, 2013				Six Months Ended June 30, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$25,738	$717	(1)(2)	$26,455	$47,277	$1,261	(1)(2)	$48,538
Other Revenue, net	(897)	924	(3)(4)	27	(2,610)	3,526	(3)	916

Net Revenues	24,841	1,641		26,482	44,667	4,787		49,454

Expenses:
Employee Compensation and Benefits	14,342	(514	) (5)	13,828	28,545	(1,182	) (5)	27,363
Non-compensation Costs	7,197	(90	) (8)	7,107	14,551	(214	) (8)	14,337

Total Expenses	21,539	(604)		20,935	43,096	(1,396)		41,700

Operating Income (a)	$3,302	$2,245		$5,547	$1,571	$6,183		$7,754

Compensation Ratio (b)	57.7%			52.2%	63.9%			55.3%
Operating Margin (b)	13.3%			20.9%	3.5%			15.7%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED MARCH 31, 2013

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$131,383	$(2,302	) (1)(2)	$129,081
Other Revenue, net	213	1,088	(3)	1,301

Net Revenues	131,596	(1,214)		130,382

Expenses:
Employee Compensation and Benefits	87,869	(9,855	) (5)(6)	78,014
Non-compensation Costs	27,052	(2,472	) (5)(8)	24,580

Total Expenses	114,921	(12,327)		102,594

Operating Income (a)	$16,675	$11,113		$27,788

Compensation Ratio (b)	66.8%			59.8%
Operating Margin (b)	12.7%			21.3%

	Investment Management Segment
	Three Months Ended March 31, 2013
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$21,539	$544	(1)(2)	$22,083
Other Revenue, net	(1,713)	2,602	(3)(4)	889

Net Revenues	19,826	3,146		22,972

Expenses:
Employee Compensation and Benefits	14,203	(668	) (5)	13,535
Non-compensation Costs	7,354	(124	) (8)	7,230

Total Expenses	21,557	(792)		20,765

Operating Income (Loss) (a)	$(1,731)	$3,938		$2,207

Compensation Ratio (b)	71.6%			58.9%
Operating Margin (b)	(8.7%)			9.6%

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2012				Six Months Ended June 30, 2012
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$154,426	$(3,029	) (1)(2)	$151,397	$238,921	$(2,904	) (1)(2)	$236,017
Other Revenue, net	(1,262)	1,075	(3)	(187)	(1,972)	2,145	(3)	173

Net Revenues	153,164	(1,954)		151,210	236,949	(759)		236,190

Expenses:
Employee Compensation and Benefits	100,754	(10,925	) (5)(6)	89,829	168,983	(24,692	) (5)(6)	144,291
Non-compensation Costs	29,165	(3,307	) (5)(8)	25,858	56,019	(7,150	) (5)(8)	48,869
Special Charges	662	(662	) (7)	—	662	(662	) (7)	—

Total Expenses	130,581	(14,894)		115,687	225,664	(32,504)		193,160

Operating Income (a)	$22,583	$12,940		$35,523	$11,285	$31,745		$43,030

Compensation Ratio (b)	65.8%			59.4%	71.3%			61.1%
Operating Margin (b)	14.7%			23.5%	4.8%			18.2%

	Investment Management Segment
	Three Months Ended June 30, 2012				Six Months Ended June 30, 2012
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$20,036	$663	(1)(2)	$20,699	$39,800	$1,287	(1)(2)	$41,087
Other Revenue, net	(703)	909	(3)	206	(1,454)	1,813	(3)	359

Net Revenues	19,333	1,572		20,905	38,346	3,100		41,446

Expenses:
Employee Compensation and Benefits	13,536	(574	) (5)	12,962	26,034	(1,100	) (5)	24,934
Non-compensation Costs	7,185	(171	) (8)	7,014	14,545	(386	) (8)	14,159

Total Expenses	20,721	(745)		19,976	40,579	(1,486)		39,093

Operating Income (Loss) (a)	$(1,388)	$2,317		$929	$(2,233)	$4,586		$2,353

Compensation Ratio (b)	70.0%			62.0%	67.9%			60.2%
Operating Margin (b)	(7.2%)			4.4%	(5.8%)			5.7%

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

For further information on these Adjusted Pro Forma adjustments, see page A-2.

(1)	Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables, have been reclassified as a reduction of revenue in the Adjusted Pro Forma presentation.

(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted Pro Forma presentation.

(3)	Interest Expense on Long-term Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.

(4)	Release of foreign exchange losses related to the consolidation of Pan, previously accounted for under the equity method, are excluded from the Adjusted Pro Forma presentation.

(5)	Expenses incurred from the modification of Evercore LP Units and related awards, which primarily vest over a five-year period, are excluded from the Adjusted Pro Forma presentation.

(6)	Expenses for deferred share-based and cash consideration and retention awards associated with the acquisition of Lexicon, as well as base salary adjustments for Lexicon employees for the period preceding the acquisition, are excluded from the Adjusted Pro Forma presentation.

(7)	Expenses related to exiting the legacy office space in the UK.

(8)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments:

	Three Months Ended June 30, 2013
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$8,238	$—		$8,238	$6,636	$1,602
Professional Fees	9,418	(1,948	) (1)	7,470	5,738	1,732
Travel and Related Expenses	8,284	(1,596	) (1)	6,688	6,090	598
Communications and Information Services	3,424	(9	) (1)	3,415	2,930	485
Depreciation and Amortization	3,661	(82	) (8a)	3,579	1,712	1,867
Other Operating Expenses	4,566	(166	) (1)	4,400	3,577	823

Total Non-compensation Costs	$37,591	$(3,801)		$33,790	$26,683	$7,107

	Three Months Ended March 31, 2013
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$8,759	$—		$8,759	$7,088	$1,671
Professional Fees	7,852	(569	) (1)	7,283	5,378	1,905
Travel and Related Expenses	7,181	(1,703	) (1)	5,478	4,899	579
Communications and Information Services	3,420	1	(1)	3,421	2,872	549
Depreciation and Amortization	3,558	(82	) (8a)	3,476	1,686	1,790
Acquisition and Transition Costs	58	—		58	—	58
Other Operating Expenses	3,578	(243	) (1)	3,335	2,657	678

Total Non-compensation Costs	$34,406	$(2,596)		$31,810	$24,580	$7,230

	Three Months Ended June 30, 2012
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$9,146	$—		$9,146	$7,604	$1,542
Professional Fees	8,272	(1,368	) (1)	6,904	4,943	1,961
Travel and Related Expenses	7,648	(1,214	) (1)	6,434	5,870	564
Communications and Information Services	3,028	(34	) (1)	2,994	2,431	563
Depreciation and Amortization	3,680	(471	) (8a)	3,209	1,559	1,650
Acquisition and Transition Costs	75	—		75	23	52
Other Operating Expenses	4,501	(391	) (1)	4,110	3,428	682

Total Non-compensation Costs	$36,350	$(3,478)		$32,872	$25,858	$7,014

	Six Months Ended June 30, 2013
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$16,997	$—		$16,997	$13,724	$3,273
Professional Fees	17,270	(2,517	) (1)	14,753	11,116	3,637
Travel and Related Expenses	15,465	(3,299	) (1)	12,166	10,989	1,177
Communications and Information Services	6,844	(8	) (1)	6,836	5,802	1,034
Depreciation and Amortization	7,219	(164	) (8a)	7,055	3,398	3,657
Acquisition and Transition Costs	58	—		58	—	58
Other Operating Expenses	8,144	(409	) (1)	7,735	6,234	1,501

Total Non-compensation Costs	$71,997	$(6,397)		$65,600	$51,263	$14,337

	Six Months Ended June 30, 2012
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$17,391	$—		$17,391	$14,198	$3,193
Professional Fees	15,328	(1,855	) (1)	13,473	9,641	3,832
Travel and Related Expenses	14,381	(2,338	) (1)	12,043	10,906	1,137
Communications and Information Services	5,816	(101	) (1)	5,715	4,651	1,064
Depreciation and Amortization	9,042	(2,799	) (8a)	6,243	2,909	3,334
Acquisition and Transition Costs	148	—		148	42	106
Other Operating Expenses	8,458	(443	) (1)	8,015	6,522	1,493

Total Non-compensation Costs	$70,564	$(7,536)		$63,028	$48,869	$14,159

(8a)	The exclusion from the Adjusted Pro Forma presentation of expenses associated with amortization of intangible assets acquired in the Protego, Braveheart, SFS and Lexicon acquisitions.
(9)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to decrease Evercore’s effective tax rate to approximately 38% for the three and six months ended June 30, 2013. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity.
(10)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted Pro Forma presentation.
(11a)	Assumes the vesting of all Evercore LP partnership units and IPO related restricted stock unit awards in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units are anti-dilutive and the IPO related restricted stock unit awards are excluded from the calculation prior to the June 2011 offering.
(11b)	Assumes the vesting of all Acquisition Related Share Issuance and Unvested Restricted Stock Units granted to Lexicon employees in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.